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                                                                     Exhibit 4.1






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                          @TRACK COMMUNICATIONS, INC.

                                      AND

                           THE CHASE MANHATTAN BANK,

                                    TRUSTEE



                               _________________


                         FIRST SUPPLEMENTAL INDENTURE

                           Dated as of June 20, 2001

                                 TO INDENTURE

                        Dated as of September 23, 1997

                              ___________________

                                 $125,000,000


                  13 3/4% Senior Subordinated Notes due 2005

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                          FIRST SUPPLEMENTAL INDENTURE
                          ----------------------------


     This FIRST SUPPLEMENTAL INDENTURE dated as of June 20, 2001, is among @Track Communications, Inc., a Delaware corporation (the "Company"), as successor-in-interest to HighwayMaster Communications, Inc., a Delaware corporation ("HighwayMaster") and as successor-in-interest to HighwayMaster Corporation, a Delaware corporation ("Subsidiary Guarantor") and The Chase Manhattan Bank, a national banking association, as Trustee (the "Trustee"), as successor-in-interest to Chase Bank of Texas, N.A., as successor-in-interest to Texas Commerce Bank National Association, and, relative to the modification of the Indenture (as defined below) contained in Article Two hereof, has been consented to by Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of the outstanding Notes (as defined in the Indenture).


                                R E C I T A L S:
                                - - - - - - - -


     1. HighwayMaster, the Subsidiary Guarantor and the Trustee previously entered into that certain Indenture dated as of September 23, 1997, (the "Indenture"), pursuant to which up to $125,000,000 of the Company's 13 3/4% Senior Notes due 2005, Series A, and 13 3/4% Senior Notes due 2005, Series B were issued.

     2. The Company proposes to sell to Minorplant Systems PLC, a public limited company organized under the laws of the United Kingdom ("MPS"), 30,000,000 shares of the Company's common stock (the "Proposed Change of Control Transaction"). In addition, pursuant to that certain Exchange Offer Circular, the Company has offered to purchase all of the issued and outstanding Notes upon the terms and conditions described therein.

     3. The parties hereto desire to modify and amend the Indenture to permit the consummation of the Proposed Change of Control Transaction without triggering the Change of Control Offer contained in Section 4.14 of the Indenture and as otherwise hereinafter set forth.

     NOW THEREFORE, in consideration of the matters hereinabove recited and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby modify and amend the Indenture and agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS
                                  -----------

     Capitalized terms not otherwise defined herein shall have the meanings given in the Indenture as supplemented hereby.

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                                  ARTICLE TWO

                           MODIFICATION OF INDENTURE
                           -------------------------

     Section 2.1  Amendment to Definitions.
                  ------------------------

     (a) Effective as of the date hereof, clause (i) of the definition of "Permitted Holders" contained in Article 1 of the Indenture is hereby amended to add "Minorplanet Systems PLC" thereto; and

     (b) Effective as of the date hereof, the definition of "Change of Control" contained in Article 1 of the Indenture is hereby amended to read in its entirety as follows:

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Restricted Subsidiary; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the first day on which the Permitted Holders in the aggregate hold less than 35% of the voting stock of the Company.

     Section 2.2  Deletion of Covenants.  Effective as of the date hereof, each
                  ---------------------
of the following sections of the Indenture (each, a "Deleted Covenant"), together with all references to any such section set forth in the Indenture, are hereby deleted in their entireties:

          Section 4.5   Taxes.

          Section 4.7   Limitation of Restricted Payments.

          Section 4.8 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          Section 4.9   Limitation on Indebtedness.

          Section 4.10  Limitation on Asset Sales.

          Section 4.11  Limitation on Transactions with Affiliates.

          Section 4.12  Limitation on Liens.

          Section 4.13 Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries.

          Section 4.15  Limitation on Sale and Leaseback Transactions.

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          Section 4.16  Covenant with respect to Business Activities.

     Section 2.3  Covenant Concerning Compliance Certificates and Notices of
                  ----------------------------------------------------------
Default.  Effective as of the date hereof, subsection (b) of Section 4.4 of the
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Indenture, is hereby deleted in its entirety.

     Section 2.4  Provision Concerning When Company May Merge, Etc.  Effective
                  -------------------------------------------------
as of the date hereof, subsections (i) and (iv) of Section 5.1 of the Indenture are hereby deleted in their entireties.

     Section 2.5  Deletion of Definitions.  Effective as of the date hereof, all
                  -----------------------
definitions set forth in Article One of the Indenture which relate solely to the Deleted Covenants or to Section 5.1 of the Indenture are hereby deleted in their entireties from the Indenture.

     Section 2.6  Continuing Directors.  For the purposes of the definition of
                  --------------------
"Continuing Directors" contained in Article 1 of the Indenture, the parties hereto acknowledge and agree that the directors to be nominated to the Board of Directors by MPS shall be elected with the approval of a majority of the Continuing Directors and shall constitute Continuing Directors under the Indenture for all purposes.

                                 ARTICLE THREE

                                 MISCELLANEOUS
                                 -------------

     Section 3.1  Continuation.  Except as amended by this First Supplemental
                  ------------
Indenture, the Indenture remains in full force and effect in accordance with its terms.

     Section 3.2  Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE
                  -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPALS OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture.

     Section 3.3  Successors.  All agreements of the Company and the Subsidiary
                  ----------
Guarantor in this First Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

     Section 4.4  Duplicate Originals.  All parties may sign any number of
                  -------------------
copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     Section 4.5  Severability.  In case any one or more of the provisions of
                  ------------
this First Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and

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of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.


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                                   SIGNATURES
                                   ----------

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the date first written above.

                              COMPANY:
                              -------

                              @TRACK COMMUNICATIONS, INC.


                              By:  /s/ Jana Ahlfinger Bell
                                   --------------------------------------
                                    Name:  Jana Ahlfinger Bell
                                    Title: President and CEO

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                              TRUSTEE:
                              -------

                              THE CHASE MANHATTAN BANK, solely in its capacity as Trustee



                              By:  /s/ John G. Jones
                                   ------------------------------------------
                                    Name:  John G. Jones
                                    Title: Vice President and Trust Officer

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